EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (333-163564, 333-174125, 333-181994, 333-189122, 333-203866, 333-215750, 333-222993, 333-238314, 333-257896, and 333-280911) of our report dated February 27, 2026 with respect to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

East Lansing, Michigan
February 27, 2026